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                                                                   EXHIBIT 10.24

                             EMPLOYMENT AGREEMENT


  This Employment Agreement made as of the 24th day of August 1998


                                BY AND BETWEEN:


  ROBERTS PHARMACEUTICAL CORPORATION, a New Jersey Corporation with offices located at Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey (hereinafter referred to as "Employer")


                                      AND


  ANTHONY A. RASCIO, residing at 372 Daniele Drive, Ocean, New Jersey (hereinafter referred to as "Employee"):


                              W I T N E S S E T H:


  WHEREAS, Employee has been employed as Vice President, Secretary and General Counsel by Employer and has made and is expected to continue to make material contributions to the growth and development of Employer; and

  WHEREAS, Employer deems it to be in Employer's best interest to assure Employee continuous employment by Employer; and
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  WHEREAS, it is in the best interest of the Employer that Employee remain focused on the business of the Company in the event of a change of control of Employer; and

  WHEREAS, Employer deems it to be in Employer's best interests to encourage Employee to remain employed by Employer during a period of uncertainty concerning ownership of Employer; and

  WHEREAS, Employee is willing to continue, and is desirous of continuing, in the employment of Employer;

  NOW THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1.  CAPACITY AND DUTIES
----------  -------------------

1.01  Employment, Acceptance of Employment.
      -------------------------------------

  Employer hereby employs Employee and Employee hereby accepts employment by Employer subject to all the terms and conditions hereafter set forth.

1.02  Capacity.
      ---------

  Employee shall serve as Vice President, Secretary and General Counsel.

1.03  Duties.
      -------

  During the term of this Agreement, Employee shall devote his full attention and his best efforts to the performance of the customary duties of Vice President, Secretary and General Counsel.
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ARTICLE 2.  TERM OF EMPLOYMENT; TERMINATION
----------  -------------------------------

2.01  Term.
      -----

  Unless earlier terminated as hereafter provided, the term of this Agreement shall commence on the date first above written (the "Effective Date") and shall continue through August 31, 2001, and thereafter shall automatically renew and extend for successive one (1) year periods on each anniversary of the Effective Date.

2.02  Termination.
      ------------

  From and after the date hereof, Employer may terminate this Agreement and Employee's employment hereunder by giving written notice to Employee ("Termination Notice") specifying the intention to terminate this Agreement, and the effective date for such termination ("Termination Date").

2.03  Compensation on Termination.
      ----------------------------

  In the event of any termination of this Agreement by Employer pursuant to section 2.02 for any reason other than Employee's willful misconduct, Employee shall be entitled to receive, and Employer shall be obligated to pay, all Base Compensation (as defined in Section 3.01(a) at the annual rate which Employee is receiving on the date Termination notice is given, which would otherwise be paid to Employee hereunder, for a period of three (3) years following the Termination Date together with an amount equal to three (3) times the average annual bonus and incentive compensation received by Employee for the period beginning July 1, 1988 and ending upon the termination of this Agreement together with an amount equal to three (3) times any payment Employer may
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have made for the previous year to Employee's 401-K Plan and Pension Plan on behalf of the Employee (the "Severance Compensation"). For purposes of calculation hereunder, the bonus and incentive compensation shall be the actual annual bonus and incentive compensation actually paid to Employee or the annual sum of $50,000 whichever is greater. Employer shall pay to Employee the Severance Compensation, at the sole discretion of the Employee, either in a lump sum or in the same manner and on the same dates as Employee would have received the Base Compensation had the termination of this Agreement not occurred. In the event of Employee's death after termination, but before he has received the entire Severance Compensation hereunder, Employer shall pay to Employee's estate or designated beneficiary in one lump sum the balance of the Severance Compensation which would have been due Employee had his death not occurred.

  From and after the Termination Date, Employee shall be entitled to receive medical and insurance benefits previously received by him at the same level and cost to the Employee as of the Termination Date for a period of three (3) years after the Termination Date in addition to the Severance Compensation. Employer shall pay the premiums for Employee and his dependents' health coverage for the aforesaid three (3) years from the Termination Date under Employer's health plans which cover the Employer's senior executives or similar plans in the same proportion of Employer contributions to Employee contributions to said premiums as in existence on the Termination Date. Payments may, at the discretion of the Employer, be made by
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continuing the Employee's participation in the Employer's plans as a retiree or by covering the Employee and his dependents under substitute arrangements.

2.04  Termination After Change of Control.
      ------------------------------------

  In the event of a Change in Control (as hereinafter defined) of Employer, Employer shall have the right to terminate this Agreement by giving written notice to Employee specifying the intention to terminate this Agreement and the effective date for such termination. Any termination pursuant to this Section
2.04 by the Employer shall be governed and controlled by Sections 2.02 and 2.03 hereof. Employee shall have the right to terminate his employment with Company or Successor following a Change of Control provided that he shall have remained in the employ of Company or Successor for a period of one (1) year following such Change of Control. Such right shall be exercisable by Employee only during the period of thirty (30) days immediately following the end of the one (1) year period immediately subsequent to a Change of Control. Notwithstanding anything herein to the contrary, Employee shall have the right to terminate this Agreement at any time in the event of a Change of Control if: (1) after such Change of Control, Employee's duties are diminished; or (2) any amounts due to Employee pursuant to Sections 3.01(a) and 3.02 or the rights granted to Employee pursuant to Sections 3.01(b) and 3.03 are diminished; or (3) the place of Employee's employment is relocated more than twenty (20) miles from its location as of the date of this Agreement or (4) the failure of any Successor (as hereinafter defined) or of any person, entity or group of persons or entities acting in concert acquiring thirty percent (30%) or more of the
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outstanding common stock of Employer to assume in a writing delivered to
Employee the obligations of Employer under this Agreement (each of the events described in subparagraphs 1, 2, 3 and 4 of this Section 2.04 shall hereinafter be referred to as Good Reason). For purposes of this Article 2, "Change of Control" shall mean either (i) a merger or consolidation of Employer into another corporation or a merger of another corporation with or into the Employer; or (ii) a sale by Employer of substantially all of its assets, which, in the case of either (i) or (ii) above, results in the shareholders of Employer (as they existed immediately prior to the effectiveness of the merger, consolidation or sale) owning less than seventy percent (70%) of the surviving entity or new corporation or entity that has acquired substantially all of the Employer's assets after the effectiveness thereof; or (iii) a reorganization of Employer which results in either Employer becoming a subsidiary of another corporation or Employer not being the surviving entity (other than a merger or consolidation (a) with a wholly-owned subsidiary of the Employer; (b) to effect a change in domicile; or (c) of the Employer into another corporation that does not result in the shareholders of Employer, as they existed immediately prior to the effectiveness of such merger or consolidation, owning less than seventy percent (70%) of the surviving corporation); (iv) the acquisition by any person, entity or group of persons or entities acting in concert, of thirty percent (30%) or more of Employer's then issued and outstanding voting securities, whether acquired in one transaction or a series of transactions; or (v) the individuals who (x) as of the effective date of this Agreement constitute the Board of Directors (the "Original Directors"), (y)
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thereafter are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors"), or (z) are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board of Directors.

2.05  Compensation on Termination After Change of Control.
      ----------------------------------------------------

  In the event of any termination of this Agreement by Employee pursuant to
Section 2.04 hereof, Employee shall be entitled to receive, and Employer shall be obligated to pay Employee's Severance Compensation (as defined in Section 2.03) payable in accordance with said Section 2.03.

ARTICLE 3.  COMPENSATION
----------  ------------

3.01(a)  Compensation.
         -------------

  During the term of this Agreement or any extension thereof, and after termination of this Agreement as provided in Section 2.03, as compensation for services to the Employer pursuant to this Agreement, the Employer shall pay to Employee a minimum base salary of One Hundred Sixty Thousand Dollars ($160,000) per year and the Board of Directors of Employer may, in its sole discretion from time to time, increase said base salary to be paid to Employee as provided in this Article 3 (the "Base Compensation"), or
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provide additional compensation to Employee, including but not limited to incentive compensation based upon the earnings or performance of Employer or otherwise, in order to recognize and fairly compensate Employee for the value of his services to Employer.

  In addition, Employee shall be entitled to receive all vacation and other fringe benefits provided by Employer to its employees and officers, including insurance benefits, which may be established by the Board of Directors of Employer from time to time. In addition, Employer may provide such other additional or incentive compensation, benefits or perquisites as its Board of Directors may from time to time authorize.

3.01(b)  Incentive Compensation.
         -----------------------

  Employer may adopt and maintain a "Management Incentive Compensation Plan." Should such a plan be adopted by Employer, at all times during the term of this Agreement, Employee shall be designated by Employer as a participant in such plan. In the event that, at any time during the term of this Agreement, Employer shall rescind, discontinue, amend or revise such plan, then Employer shall include Employee in any revised or amended Incentive Plan or substituted plan and Employee shall be entitled to receive incentive compensation comparable to that offered to other members of Employer's senior level management thereunder.

3.02  Disability Payments.
      --------------------

  Employer shall pay to Employee all Severance Compensation as prescribed in
Section 2.03 of this Agreement in the event that the Employee shall become disabled due to injury or sickness. The term "disability" as used in this
Section 3.02 means the
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inability, because of injury or sickness, to perform the substantial and material duties of the Employee's regular occupation, while under the regular care of a licensed physician, and while not gainfully employed in any occupation reasonably consistent with the Employee's education, training and experience.

3.03  Stock Option Plans.
      -------------------

  If during the term of this Agreement, Employee's employment is terminated and such election by Employee is permitted under any stock option plan(s) or pursuant to any determination made prior or subsequent to the execution of this Agreement by the Employer's Board of Directors or the committee thereof administering any such plan applicable to Employee, Employee, or his personal representatives or heirs, shall have the right during a period of one (1) year following the Termination Date to exercise all options previously granted to Employee under all Stock Option Plans adopted and maintained by Employer as to all or any part of the shares covered thereby, including shares as to which such options would not otherwise then be exercisable.

ARTICLE 4    CERTAIN COVENANTS
---------    -----------------

4.01  Non-Competition.
      ----------------

  During the term of employment hereunder and, in the event of termination of this Agreement for any reason other than (a) by Employer for Employee's willful misconduct or (b) by Employee for other than Good Reason, for two years thereafter, Employee shall not accept employment with any employer in direct competition with, nor engage in any
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activities in direct competition with, the business of the Employer. In addition, this Section 4.01 shall not prevent Employee from acquiring, as a passive investor, up to 5% of the equity of a competing enterprise or from serving as a non-executive director of any company.

ARTICLE 5.  MISCELLANEOUS
----------  -------------

5.01  Assignment.
      -----------

  This Agreement shall not be assignable by Employee and shall be assignable and required to be assigned, by Employer, only to a person, firm or corporation which may become a successor in interest (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Employer) to Employer ("Successor") and this Agreement shall be fully binding upon, and the assumed obligation of, such Successor.

5.02  Employee's Attorney Fees.
      -------------------------

  In the event that Employee is required to institute legal proceedings against Employer to enforce this Agreement or any term or provision thereof ("Employee's Suit") and the Employee's suit results in a judgment in whole or in part in favor of Employee against Employer, then Employer hereby agrees that Employer shall pay, either directly or by reimbursement to Employee, all legal fees and costs incurred by Employee in the prosecution of Employee's suit.
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5.03   Entire Agreement.
       -----------------

  This writing represents the entire understanding of the parties and supersedes any and all other understandings between the parties regarding the subject matter hereof whether oral or written. This Agreement may not be altered nor amended in any way except by an agreement in writing signed by both Employer and Employee.

5.04   Binding Effect.
       ---------------

  Subject to Section 5.01, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators. Any paragraph, sentence, phrase or other provision of this Agreement which is or becomes in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted herefrom. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

5.05  Governing Law.
      --------------

  This Agreement has been negotiated and executed within the State of New Jersey, and the validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New Jersey.

5.06  Headings.
      ---------

  The headings of Sections in this Agreement are for convenience only and form no part of this Agreement and shall not affect its interpretation.
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5.07  Notice.
      -------

  Notices authorized or required to be sent pursuant to this Agreement shall be in writing and sent postage prepaid, by United States Certified or Registered Mail, return receipt requested, directed to the other party at its address as may be designated by notice from time to time. Notice shall be deemed given on the date the envelope in which such notice is enclosed, as provided above, is deposited for mailing in a United Sates mailbox or post office.

5.08  Payment of Taxes.
      -----------------

     (a) Special Reimbursement. In the event that Employee becomes entitled to the Severance Compensation Payments; if any payment or benefit paid or payable, or received or to be received, by or on behalf of the Employee in connection with a Change in Control or the termination of Employee's employment, whether any such payments or benefits are pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any of its subsidiaries, any Person, or otherwise (the "Total Payments"), will or would be subject to the excise tax imposed under section 4999 of the Code (the "Excise Tax"), the Company shall pay to the Employee an additional amount (the "Gross-Up Payment") which amount shall be equal to the sum of (a) the amount of such Excise Tax imposed (determined without regard to the Gross-Up Payment), and (b) the product of (i) such Excise Tax (determined without regard to the Gross-Up Payment), and
(ii) the rate of Excise Tax imposed on "golden parachute" payments under Section 4999 of the Code.
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     (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel (delivered to Employee) selected by the Company and reasonably acceptable to Employee, such Total Payments (in whole or in part) (a) do not constitute parachute payments, including (without limitation) by reason of section 280G(b)(4)(A) of the Code, (b) such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, or (c) are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

     (c) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Employee's employment, Employee shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Employee's employment (including by reason of any payment, the
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existence or amount of which cannot be determined at the time of the Gross-Up
Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by Employee with respect to such excess) at the time that the amount of such excess is finally determined. The Employee and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of any such subsequent liability for Excise Tax with respect to the Severance Compensation.

5.09  Waiver of Breach.
      -----------------

  The waiver of either party of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach thereof or of any other provision of this Agreement.


  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              ROBERTS PHARMACEUTICAL CORPORATION



                              By:     /s/ John T. Spitznagel
                                 ----------------------------------
                                      John T. Spitznagel
                                      President and CEO



                              By:      /s/ Anthony A. Rascio
                                 --------------------------------
                                       Anthony A. Rascio
                                       Employee